                                                                    EXHIBIT 10.9

                            DANIEL INDUSTRIES, INC.
                   KEY EMPLOYEES' INCENTIVE COMPENSATION PLAN


Incentive compensation in the form of cash bonuses and stock options is generally linked to the achievement of key financial and operational objectives by the Company, but amounts awarded for any fiscal year are not based on the application of any formula. The Board of Directors recently approved the Stock Award Plan pursuant to which awards of Company Common Stock, with limitations on vesting and transferability, may be awarded in lieu of a portion of the cash bonus.